Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Regulation Statement under the Securities Act of 1933 on Form S-1 of Certiplex Corporation. of our report dated August 4, 2023, relating to the audited consolidated balance sheets of Certiplex Corporation as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

March 7, 2024